Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES THIRD QUARTER RESULTS
Third Quarter Revenue of $57.6 million and Net loss of $9.1 million
Consolidated AEBITDA of $7.2 million
Las Vegas, Nevada – November 3, 2025 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”) today announced financial results for the third quarter ended September 30, 2025.
Third Quarter Financial Highlights
•Revenue was $57.6 million during the third quarter of 2025, compared to $71.2 million during the third quarter of 2024.
•Net loss was $9.1 million during the third quarter of 2025, representing a net loss margin of 15.8%, compared to net loss of $3.1 million during the third quarter of 2024, representing a net loss margin of 4.3%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $7.2 million during the third quarter of 2025, representing a margin of 12.6%, compared to $14.6 million during the third quarter of 2024, representing a margin of 20.5%.
•Direct-to-consumer revenue was $7.7 million during the third quarter of 2025, compared to $5.2 million during the third quarter of 2024, representing an increase of 48%.
•Liquidity. As of September 30, 2025, cash and cash equivalents on the balance sheet was $106.3 million. PLAYSTUDIOS’ $81 million revolving credit facility remains undrawn.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “While our core social casino business continues to encounter meaningful market headwinds, we remain focused and committed to our strategic priorities. We're seeing growing traction in our direct-to-consumer channel, continued progress with the development of our sweepstakes initiative, and promising early momentum in Tetris Block Party. Together, these signals validate our direction and bolster our confidence in the future. We are intensely focused on stabilizing the business, while we also build the capabilities we believe will fuel the next phase of growth in the quarters ahead.”
Selected Operational Metrics and Recent Business Highlights
•KPIs playGAMES: During the third quarter of 2025, PLAYSTUDIOS had Average DAU and Average MAU of 2.2 million and 9.5 million, respectively, and ARPDAU was $0.28.
•KPIs playAWARDS: During the third quarter of 2025, players purchased 202,666 rewards with a retail value of $15 million.
•Soft launch of Tetris Block Party.
•Launched The Win Zone (beta) into several available markets nationwide.
•Expanded direct-to-consumer monetization progress.
•Successfully completed the second annual myVIP World Tournament of Slots.
Financial Outlook
Given the magnitude of the more recent softness in player activity and monetization, the Company now expects full-year results for both net revenue and Consolidated Adjusted EBITDA to fall below the low end of the previously provided guidance ranges.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.

Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 or (201) 689-8432.
A replay of the call will be archived at https://ir.playstudios.com.
Summary Operating Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Net revenues	$57,648	$71,229	$179,695	$221,647
Total operating costs and expenses	65,514	76,007	193,789	232,091
Loss from operations	(7,866)	(4,778)	(14,094)	(10,444)
Net loss	(9,118)	(3,097)	(14,946)	(6,275)
Consolidated AEBITDA	7,245	14,623	30,446	44,075
Net loss margin	(15.8)%	(4.3)%	(8.3)%	(2.8)%
Consolidated AEBITDA margin	12.6%	20.5%	16.9%	19.9%
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS), creator of the groundbreaking myVIP loyalty program, is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Solitaire, Spider Solitaire, Sudoku, and its casino-style games such as Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, and myVEGAS Bingo. The myVIP loyalty platform offers its members the richest rewards in gaming and enables them to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino, among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com. For more about myVIP, visit myVIP.co.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Player Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Retail Value of Daily Rewards Inventory: Retail Value of Daily Rewards Inventory is defined as the cumulative retail value of all rewards listed as available for the period divided by the number days in the period. For rewards with unlimited inventory, the maximum of number of rewards used in the calculation is 50. The retail value of each reward listed as available is the retail value as specified by the rewards partner upon creation of the reward. Retail Value of Daily Rewards Inventory only includes the retail value of real-world partner rewards and excludes the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Daily Rewards Inventory to help us understand the real-world value of the rewards within our playAWARDS platform.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA Margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, the impact of business restructuring and cost control initiatives including estimated amounts and timing of anticipated cost reductions, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; risks associated with our international operations; geopolitical events and conditions; risks associated with business restructuring efforts, including the potential impact of restructuring activities on our business operations and financial performance; and general market, political, economic and business conditions. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
ir@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$57,648	$71,229	$179,695	$221,647
Operating expenses:
Cost of revenue(1)	13,629	17,832	43,971	54,851
Selling and marketing	14,186	15,116	40,463	50,756
Research and development	14,814	16,654	42,702	51,418
General and administrative	12,056	11,581	35,262	35,005
Depreciation and amortization	9,576	11,593	28,743	34,813
Restructuring and related	1,253	3,231	2,648	5,248
Total operating costs and expenses	65,514	76,007	193,789	232,091
Loss from operations	(7,866)	(4,778)	(14,094)	(10,444)
Other income (expense), net:
Change in fair value of warrant liabilities	(73)	276	37	929
Interest income, net	917	1,127	2,769	3,921
Other loss, net	(1,802)	(256)	(2,807)	(626)
Total other (loss) income, net	(958)	1,147	(1)	4,224
Loss before income taxes	(8,824)	(3,631)	(14,095)	(6,220)
Income tax (expense) benefit	(294)	534	(851)	(55)
Net loss	$(9,118)	$(3,097)	$(14,946)	$(6,275)

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.07)	$(0.02)	$(0.12)	$(0.05)
Diluted	$(0.07)	$(0.02)	$(0.12)	$(0.05)
Weighted average shares of common stock outstanding:
Basic	125,695	125,007	125,467	130,997
Diluted	125,695	125,007	125,467	130,997
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$106,320	$109,179
Receivables, net	24,146	30,767
Prepaid expenses and other current assets	8,076	7,156
Total current assets	138,542	147,102
Property and equipment, net	14,083	16,118
Operating lease right-of-use assets	8,315	9,703
Intangibles assets and internal-use software, net	80,105	90,996
Goodwill	52,222	52,222
Deferred income taxes	3,758	3,399
Other long-term assets	2,128	3,415
Total non-current assets	160,611	175,853
Total assets	$299,153	$322,955
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,210	1,518
Operating lease liabilities, current	3,774	3,405
Accrued and other current liabilities	26,470	44,495
Total current liabilities	35,454	49,418
Minimum guarantee liability	14,610	18,000
Contingent consideration	4,362	3,340
Deferred income taxes	790	381
Operating lease liability, non-current	4,875	6,659
Other long-term liabilities	137	442
Total non-current liabilities	24,774	28,822
Total liabilities	$60,228	$78,240
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of September 30, 2025 and December 31, 2024)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 131,366 and 127,734 shares issued, and 109,627 and 108,287 shares outstanding as of September 30, 2025 and December 31, 2024, respectively)	11	11
Class B common stock, $0.0001 par value (25,000 shares authorized, and 16,457 and 16,457 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	2	2
Additional paid-in capital	338,486	327,951
Accumulated deficit	(46,270)	(31,324)
Accumulated other comprehensive income (loss)	1,488	(632)
Treasury stock, at cost, 21,739 and 19,450 shares at September 30, 2025 and December 31, 2024, respectively	(54,792)	(51,293)
Total stockholders’ equity	238,925	244,715
Total liabilities and stockholders’ equity	$299,153	$322,955

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:	22,601	34,124
Cash flows from investing activities:
Purchase of property and equipment	(837)	(3,825)
Additions to internal-use software	(11,526)	(14,587)
Assets acquired from business combination	—	(3,400)
Other	(313)	(290)
Net cash used in investing activities	(12,676)	(22,102)
Cash flows from financing activities:
Proceeds from stock option exercises	122	197
Payments for tax withholding of stock-based compensation	(1,932)	(2,498)
Payment of minimum guarantee liabilities	(9,206)	(7,168)
Repurchases of treasury stock	(3,499)	(29,154)
Net cash used in financing activities	(14,515)	(38,623)
Foreign currency translation	1,141	(518)
Net change in cash, cash equivalents, and restricted cash	(3,449)	(27,119)
Cash, cash equivalents, and restricted cash at beginning of period	110,386	132,889
Cash, cash equivalents, and restricted cash at end of period	$106,937	$105,770

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA Margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss and net loss margin are the most directly comparable GAAP measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$57,648	$71,229	$179,695	$221,647

Net loss	$(9,118)	$(3,097)	$(14,946)	$(6,275)
Net loss margin	(15.8)%	(4.3)%	(8.3)%	(2.8)%
Adjustments:
Depreciation & amortization	9,576	11,593	28,743	34,813
Income tax expense	294	(534)	851	55
Stock-based compensation expense	3,030	4,584	11,896	14,308
Change in fair value of warrant liability	73	(276)	(37)	(929)
Change in fair value of contingent consideration	1,866	—	2,022	—
Restructuring and related(1)	1,253	3,231	2,648	5,248
Special infrequent(2)	1,250	—	1,250	—
Other, net(3)	(979)	(878)	(1,981)	(3,145)
Consolidated AEBITDA	7,245	14,623	30,446	44,075
Consolidated AEBITDA Margin	12.6%	20.5%	16.9%	19.9%

(1)Amounts reported during the three and nine months ended September 30, 2024 relate to internal reorganization costs, including severance-related costs, fees related to evaluating various merger, acquisition and restructuring opportunities, and legal fees and others costs incurred in connection with litigation arising out of the Acies Merger transaction. Amounts reported during the three and nine months ended September 30, 2025 relate to internal reorganization costs, including severance-related costs, fees related to evaluating various merger and acquisition opportunities, and non-recurring legal costs.
(2)Amount reported consists of a charitable contribution.
(3)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$46,123	$258	$46,381	$57,564	$—	$57,564
Advertising	11,257	—	11,257	13,613	—	13,613
Other	4	6	10	49	3	52
	57,384	264	57,648	71,226	3	71,229
Segment expenses
Cost of sales	13,603	26	13,629	17,832	—	17,832
Payroll & related	9,432	1,594	11,026	9,114	1,737	10,851
User acquisition	9,389	—	9,389	10,055	—	10,055
Other	11,562	1,024	12,586	10,992	2,257	13,249
	43,986	2,644	46,630	47,993	3,994	51,987

Reportable segment AEBITDA	$13,398	$(2,380)	$11,018	$23,233	$(3,991)	$19,242

Other operating expense
Corporate and other			3,773			4,619
Restructuring expenses			1,253			3,231
Other reconciling items			2			(7)
Stock-based compensation			3,030			4,584
Special infrequent			1,250			—
Depreciation and amortization			9,576			11,593
			18,884			24,020
Non-operating income (expense)
Change in fair value of warrant liabilities			(73)			276
Interest income, net			917			1,127
Other expense			(1,802)			(256)
			(958)			1,147

Loss before income taxes			(8,824)			(3,631)
Income tax (expense) benefit			(294)			534
Net loss			$(9,118)			$(3,097)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$144,796	$633	$145,429	$174,288	$—	$174,288
Advertising	34,248	—	34,248	47,061	—	47,061
Other	4	14	18	293	5	298
	179,048	647	179,695	221,642	5	221,647
Segment expenses
Cost of sales	43,905	66	43,971	54,851	—	54,851
Payroll & related	27,686	4,614	32,300	29,020	7,586	36,606
User acquisition	28,612	—	28,612	37,931	—	37,931
Other	30,663	3,022	33,685	31,236	3,508	34,744
	130,866	7,702	138,568	153,038	11,094	164,132

Reportable segment AEBITDA	$48,182	$(7,055)	$41,127	$68,604	$(11,089)	$57,515

Other operating expense
Corporate and other			10,681			13,440
Restructuring expenses			2,648			5,248
Other reconciling items			3			150
Stock-based compensation			11,896			14,308
Special infrequent			1,250			—
Depreciation and amortization			28,743			34,813
			55,221			67,959
Non-operating income (expense)
Change in fair value of warrant liabilities			37			929
Interest income, net			2,769			3,921
Other expense			(2,807)			(626)
			(1)			4,224

Loss before income taxes			(14,095)			(6,220)
Income tax expense			(851)			(55)
Net loss			$(14,946)			$(6,275)

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - NET REVENUE
(Unaudited and in thousands, except percentages)
The following tables summarizes the Company’s virtual currency revenue disaggregated by type and by platform:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Net revenue
Virtual currency	$46,381	$57,564	$(11,183)	(19.4%)	$145,430	$174,288	$(28,858)	(16.6%)
Advertising	11,257	13,613	(2,356)	(17.3%)	34,248	47,061	(12,813)	(27.2%)
Other revenue	10	52	(42)	(80.8%)	17	298	(281)	(94.3%)
Total net revenue	$57,648	$71,229			$179,695	$221,647

Virtual currency revenue
Third party platforms	$38,703	$52,363	(13,660)	(26.1%)	$126,098	$163,531	(37,433)	(22.9%)
Direct-to-consumer (DTC) platforms	7,678	5,201	2,477	47.6%	19,332	10,757	8,575	79.7%
Total virtual currency revenue	$46,381	$57,564			$145,430	$174,288

DTC revenue as a percentage of virtual currency revenue	16.6%	9.0%	7.6%	84.4%	13.3%	6.2%	7.1%	114.5%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2025	2024	Change		% Change	2025	2024	Change		% Change
Average DAU	2,211	2,961	(750)		(25.3)%	2,395	3,225	(830)		(25.7)%
Average MAU	9,505	12,658	(3,153)		(24.9)%	10,318	13,669	(3,351)		(24.5)%
Average DPU	19	23	(4)		(17.4)%	20	25	(5)		(20.0)%
Average Daily Payer Conversion	0.8%	0.8%	—	pp	—%	0.8%	0.8%	—	pp	—%
ARPDAU (in dollars)	$0.28	$0.26	$0.02		7.7%	$0.27	$0.25	$0.02		8.0%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and Available Rewards)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Available Rewards (in units)	325	547	(222)	(40.6%)	341	543	(202)	(37.2%)
Purchases (in units)	203	451	(248)	(55.1%)	683	1,472	(789)	(53.6%)
Retail Value of Purchases	$14,695	$24,980	$(10,285)	(41.2%)	$44,342	$96,977	$(52,635)	(54.3%)
Retail Value of Daily Rewards Inventory	$2,421	$2,208	$213	9.6%	$2,495	$1,962	$533	27.2%